EXHIBIT 99.1

Greg Parker
Investor Relations
210/220-5632
or
Renee Sabel
Media Relations
210/220-5416
FOR IMMEDIATE RELEASE
October 24, 2007

CULLEN/FROST REPORTS THIRD QUARTER
RESULTS AND TIMING OF EARNINGS CONFERENCE CALL

SAN ANTONIO - Cullen/Frost Bankers, Inc. (NYSE: CFR) today reported record earnings for the third quarter of 2007 of $56.5 million, a 12.9 percent increase, compared to the $50.0 million reported for the same period in 2006. On a per-share basis, net income for the quarter was $.95 per diluted common share, up 8.0 percent over the $.88 per diluted common share reported a year earlier. Return on average assets and return on average equity for the third quarter of 2007 were 1.72 percent and 16.44 percent, respectively, compared to 1.72 percent and 18.56 percent for the same quarter in 2006.

For the third quarter of 2007, net interest income on a tax-equivalent basis increased 11.2 percent to $134.7 million, from the $121.1 million reported for the same quarter of 2006. Average loans rose 13.3 percent, to $7.4 billion, compared to the $6.6 billion reported for the third quarter a year earlier. Average deposits for the quarter increased to $10.3 billion, up 12.2 percent over the $9.1 billion reported for the third quarter of 2006. Both loan and deposit volumes were impacted by the December 2006 acquisition of Summit Bancshares, Inc.

"I am pleased to report good results for our company this quarter," said Dick Evans, chairman and CEO. "This quarter, we saw a solid increase in non-interest income, including good growth in trust income and service charges on deposits. In a competitive Texas banking environment, growth in loans and deposits continues to be a challenge. Loan commitments continue to grow quarter to quarter, while actual loans outstanding are flat.

"It was a positive to see non-accrual loans down $24 million from last quarter, the result of a settlement of a single credit relationship totaling $23 million," Evans said. "The settlement resulted in the sale of the properties at auction which resulted in a charge-off of $6.3 million, with $3.8 million of that amount previously specifically allocated in the allowance for loan losses."

"This quarter we opened new financial centers in Austin and the Rio Grande Valley, including our first location in Brownsville, and others are on the horizon for later this year and in 2008. With a diversified economic base, good job growth and business-friendly environment, Texas continues to outpace the U.S. We are privileged to operate in some of the top markets in the country and look forward to continuing to meet the banking, investment and insurance needs of our customers. As always, I appreciate our outstanding staff for their loyalty, dedication and support as we continue to serve the individuals and businesses of this great state."

For the first nine months of 2007, earnings were $157.4 million, or $2.62 per diluted common share, up 8.4 percent compared to $145.2 million, or $2.58 per diluted common share, for the same period in 2006. Returns on average assets and equity for the first nine months of 2007 were 1.62 percent and 15.21 percent respectively, compared to 1.70 percent and 18.81 percent for the same period a year earlier.

Noted financial data for the third quarter of 2007 follows.

All of the following comparisons to the third quarter a year ago were impacted, in part, by the acquisition of Summit Bancshares, Inc. in Fort Worth during the fourth quarter of 2006.

w

Net interest income on a taxable equivalent basis for the third quarter totaled $134.7 million, up 11.2 percent compared to $121.1 million for the same period a year ago. Partly impacting this increase was a 12.2 percent increase in average deposits from the third quarter of 2006 to $10.3 billion, which, in turn, contributed to a rise of $1.2 billion in average earning assets, compared to the same period a year earlier. The earning asset mix has improved from a year ago, with average loans for the quarter at $7.4 billion, up 13.3 percent from the $6.6 billion reported for the third quarter of 2006. The net interest margin was 4.69 percent for the third quarter of 2007, flat when compared to the third quarter of 2006, and down three basis points from 4.72 percent for the second quarter of 2007.

w

Non-interest income for the third quarter of 2007 totaled $70.8 million, a 16.8 percent increase from $60.6 million reported for the third quarter of 2006.
   Trust income rose to $17.7 million, an 11.2 percent increase from a year ago, primarily from higher investment fees resulting from new accounts and improvements in the equities market compared to last year.
   Service charges on deposit accounts were $20.7 million, up $1.4 million or 7.2 percent compared to $19.3 million for the third quarter of 2006.
   Other charges, commissions and fees were $10.8 million compared to $7.2 million reported for the same quarter a year earlier. Most of this increase was due to investment banking fees received for corporate advisory services (up $2.4 million, compared to the third quarter last year).
   Other non-interest income was $13.8 million, a 27.3 percent increase over the $10.9 million reported the same quarter a year earlier. Significant components of this increase were sundry income from various miscellaneous items, up $1.2 million, and income from securities trading and customer derivative activities, up $844 thousand from the third quarter of 2006.
   Insurance commissions and fees were $7.7 million, compared to $7.2 million reported the same quarter a year earlier.

w

Non-interest expense was $113.6 million for the quarter, up $10.0 million, or 9.6 percent, from the $103.6 million reported a year earlier. Total salaries and wages and related employee benefits rose to $63.7 million, up 6.9 percent, compared to the third quarter of 2006, and were impacted by the acquisition of Summit Bancshares in late 2006, as well as normal annual merit increases, combined with an increase in the number of employees. This increase in wages and benefits was offset, in part, by lower medical expense of $1 million compared to the third quarter last year. Furniture and equipment was $8.8 million, which was up $2.2 million from the same quarter last year. This increase occurred, in large part, due to software maintenance, which included upgrades to retail banking technology and teller systems, up $1.0 million over the comparable period a year ago. Other expenses rose $2.2 million, from the third quarter last year, impacted, in part, by various expense accounts, including a $369 thousand increase in amortization of net deferred costs related to loan commitments and advertising and promotion expense, up $348 thousand.

w

For the third quarter of 2007, the provision for possible loan losses was $5.8 million, compared to net charge-offs of $9.6 million. For the third quarter of 2006, the provision for possible loan losses was $1.7 million, compared to net charge-offs of $1.6 million. The allowance for possible loan losses as a percentage of total loans was 1.24 percent at September 30, 2007, compared to 1.31 percent for the third quarter last year and 1.30 percent for the second quarter of 2007.

Cullen/Frost Bankers, Inc. will host a conference call on Wednesday, October 24, 2007, at 10:00 a.m. Central Time (CT) to discuss the results for the quarter. The media and other interested parties are invited to access the call in a "listen only" mode at 1-800-944-6430. Digital playback of the conference call will be available after 2:00 p.m. CT until midnight Sunday, October 28, 2007 at 800-642-1687 with Conference ID # of 20014817. The call will also be available by webcast at the URL listed below and available for playback after 2:00 p.m. CT. After entering the website, www.frostbank.com, go to "About Frost" on the top navigation bar, then click on Investor Relations.

Cullen/Frost Bankers, Inc. (NYSE:CFR) is a financial holding company, headquartered in San Antonio, with assets of $13.2 billion at September 30, 2007. The corporation provides a full range of commercial and consumer banking products, investment and brokerage services, insurance products and investment banking services. Frost operates more than 100 financial centers across Texas in the Austin, Corpus Christi, Dallas, Fort Worth, Houston, Rio Grande Valley and San Antonio regions. Founded in 1868, Frost is one of the largest banking organizations headquartered in Texas, with a legacy of helping Texans with their financial needs during three centuries.

Forward-Looking Statements and Factors that Could Affect Future Results

Certain statements contained in this Earnings Release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in the Corporation's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Corporation that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of Cullen/Frost or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes", "anticipates", "expects", "intends", "targeted", "continue", "remain", "will", "should", "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

   Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

w	Local, regional, national and international economic conditions and the impact they may have on the Corporation and its customers and the Corporation's assessment of that impact.
w	Changes in the level of non-performing assets and charge-offs.
w	Changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.
w	The effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board.
w	Inflation, interest rate, securities market and monetary fluctuations.
w	Political instability.
w	Acts of God or of war or terrorism.
w	The timely development and acceptance of new products and services and perceived overall value of these products and services by users.
w	Changes in consumer spending, borrowings and savings habits.
w	Changes in the financial performance and/or condition of the Corporation's borrowers.
w	Technological changes.
w	Acquisitions and integration of acquired businesses.
w	The ability to increase market share and control expenses.
w	Changes in the competitive environment among financial holding companies and other financial service providers.
w	The effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which the Corporation and its subsidiaries must comply.
w

The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.

w	Changes in the Corporation's organization, compensation and benefit plans.
w

The costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews.

w	Greater than expected costs or difficulties related to the integration of new products and lines of business.
w	The Corporation's success at managing the risks involved in the foregoing items.

   Forward-looking statements speak only as of the date on which such statements are made. The Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)
	2007			2006

	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

CONDENSED INCOME STATEMENTS

Net interest income	$130,624	$129,520	$127,833	$121,229	$118,526
Net interest income(1)	134,704	133,095	131,127	124,017	121,093
Provision for possible loan losses	5,784	2,650	2,650	3,400	1,711
Non-interest income:
Trust fees	17,749	17,694	16,907	16,009	15,962
Service charges on deposit accounts	20,696	20,147	18,831	19,142	19,301
Insurance commissions and fees	7,695	6,545	10,628	5,907	7,204
Other charges, commissions and fees	10,772	6,979	6,858	6,009	7,228
Net gain (loss) on securities transactions	--	--	--	--	--
Other	13,844	12,655	13,848	11,333	10,871

Total non-interest income	70,756	64,020	67,072	58,400	60,566

Non-interest expense:
Salaries and wages	52,996	51,203	51,714	48,472	48,743
Employee benefits	10,727	11,997	14,426	10,739	10,882
Net occupancy	9,509	9,483	9,634	8,786	8,964
Furniture and equipment	8,793	8,230	6,928	7,081	6,553
Intangible amortization	2,184	2,188	2,326	1,671	1,293
Other	29,358	29,541	37,059	28,846	27,175

Total non-interest expense	113,567	112,642	122,087	105,595	103,610

Income before income taxes	82,029	78,248	70,168	70,634	73,771
Income taxes	25,566	24,619	22,889	22,272	23,769

Net income	$56,463	$53,629	$47,279	$48,362	$50,002

PER SHARE DATA

Net income - basic	$0.97	$0.90	$0.79	$0.85	$0.90
Net income - diluted	0.95	0.89	0.78	0.84	0.88
Cash dividends	0.40	0.40	0.34	0.34	0.34
Book value at end of quarter	23.74	22.99	23.64	23.01	20.08

OUTSTANDING SHARES

Period-end shares	58,423	59,074	59,972	59,839	55,821
Weighted-average shares - basic	58,439	59,324	59,676	56,726	55,440
Dilutive effect of stock compensation	731	810	919	1,007	1,147
Weighted-average shares - diluted	59,170	60,134	60,595	57,733	56,587

SELECTED ANNUALIZED RATIOS

Return on average assets	1.72%	1.66%	1.47%	1.59%	1.72%
Return on average equity	16.44	15.40	13.78	16.04	18.56
Net interest income to average earning assets(1)	4.69	4.72	4.65	4.62	4.69

(1) Taxable-equivalent basis assuming a 35% tax rate.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	2007			2006

	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

BALANCE SHEET SUMMARY

($ in millions)
Average Balance:
Loans	$7,436	$7,455	$7,404	$6,681	$6,565
Earning assets	11,340	11,248	11,349	10,629	10,181
Total assets	13,026	12,923	13,058	12,071	11,522
Non-interest-bearing demand deposits	3,567	3,505	3,541	3,423	3,309
Interest-bearing deposits	6,685	6,593	6,711	6,107	5,829
Total deposits	10,252	10,098	10,252	9,530	9,138
Shareholders' equity	1,363	1,396	1,392	1,196	1,069

Period-End Balance:
Loans	$7,461	$7,412	$7,459	$7,373	$6,516
Earning assets	11,492	11,257	11,405	11,461	10,324
Goodwill and intangible assets	560	562	564	563	268
Total assets	13,167	12,949	13,176	13,224	11,647
Total deposits	10,096	10,177	10,280	10,388	9,270
Shareholders' equity	1,387	1,358	1,418	1,377	1,121
Adjusted shareholders' equity(1)	1,445	1,445	1,466	1,432	1,179

ASSET QUALITY

($ in thousands)
Allowance for possible
loan losses	$92,263	$96,071	$96,144	$96,085	$85,667
as a percentage of
period-end loans	1.24%	1.30%	1.29%	1.30%	1.31%

Net charge-offs	$9,592	$2,723	$2,591	$3,329	$1,596
Annualized as a percentage
of average loans	0.51%	0.15%	0.14%	0.20%	0.10%

Non-performing assets:
Non-accrual loans	$21,356	$45,503	$46,769	$52,204	$30,045
Foreclosed assets	5,023	4,222	3,715	5,545	4,971

Total	$26,379	$49,725	$50,484	$57,749	$35,016
As a percentage of:
Total loans and
foreclosed assets	0.35%	0.67%	0.68%	0.78%	0.54%
Total assets	0.20	0.38	0.38	0.44	0.30

CONSOLIDATED CAPITAL RATIOS

Tier 1 Risk-Based
Capital Ratio	10.07%	10.14%	10.41%	11.25%	12.39%
Total Risk-Based
Capital Ratio	12.83	13.25	13.54	13.43	14.68
Leverage Ratio	8.01	8.10	8.31	9.56	9.76
Equity to Assets Ratio
(period-end)	10.53	10.49	10.76	10.41	9.63
Equity to Assets Ratio
(average)	10.46	10.80	10.66	9.91	9.28

(1) Shareholders' equity excluding accumulated other comprehensive income (loss).

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)
	Nine Months Ended
	September 30,

	2007	2006

CONDENSED INCOME STATEMENTS

Net interest income	$387,977	$347,934
Net interest income(1)	398,926	355,119
Provision for possible loan losses	11,084	10,750
Non-interest income
Trust fees	52,350	47,460
Service charges on deposit accounts	59,674	57,974
Insurance commissions and fees	24,868	22,323
Other charges, commissions and fees	24,609	22,096
Net gain (loss) on securities transactions	--	(1)
Other	40,347	32,495

Total non-interest income	201,848	182,347

Non-interest expense
Salaries and wages	155,913	142,312
Employee benefits	37,150	35,492
Net occupancy	28,626	25,909
Furniture and equipment	23,951	19,212
Intangible amortization	6,698	3,957
Other	95,958	77,876

Total non-interest expense	348,296	304,758

Income before income taxes	230,445	214,773
Income taxes	73,074	69,544

Net income	$157,371	$145,229

PER SHARE DATA

Net income - basic	$2.66	$2.64
Net income - diluted	2.62	2.58
Cash dividends	1.14	0.98
Book value at end of period	23.74	20.09

OUTSTANDING SHARES

Period-end shares	58,423	55,821
Weighted-average shares - basic	59,142	55,043
Dilutive effect of stock compensation	820	1,233
Weighted-average shares - diluted	59,962	56,276

SELECTED ANNUALIZED RATIOS

Return on average assets	1.62%	1.70%
Return on average equity	15.21	18.81
Net interest income to average earning assets(1)	4.69	4.68

 (1) Taxable-equivalent basis assuming a 35% tax rate.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	As of or for the
	Nine Months Ended
	September 30,

	2007	2006

BALANCE SHEET SUMMARY

($ in millions)
Average Balance:
Loans	$7,432	$6,471
Earning assets	11,312	10,059
Total assets	13,001	11,416
Non-interest-bearing demand deposits	3,538	3,305
Interest-bearing deposits	6,663	5,763
Total deposits	10,201	9,068
Shareholders' equity	1,383	1,032

Period-End Balance:
Loans	$7,461	$6,516
Earning assets	11,492	10,324
Goodwill and intangible assets	560	268
Total assets	13,167	11,647
Total deposits	10,096	9,270
Shareholders' equity	1,387	1,121
Adjusted shareholders' equity(1)	1,445	1,179

ASSET QUALITY

($ in thousands)
Allowance for possible loan losses	$92,263	$85,667
As a percentage of period-end loans	1.24%	1.31%

Net charge-offs:	$14,906	$7,781
Annualized as a percentage of average loans	0.27%	0.16%

Non-performing assets:
Non-accrual loans	$21,356	$30,045
Foreclosed assets	5,023	4,971

Total	$26,379	$35,016
As a percentage of:
Total loans and foreclosed assets	0.35%	0.54%
Total assets	0.20	0.30

CONSOLIDATED CAPITAL RATIOS

Tier 1 Risk-Based Capital Ratio	10.07%	12.39%
Total Risk-Based Capital Ratio	12.83	14.68
Leverage Ratio	8.01	9.76
Equity to Assets Ratio (period-end)	10.53	9.63
Equity to Assets Ratio (average)	10.64	9.04

(1) Shareholders' equity excluding accumulated other comprehensive income (loss).